Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 52, National Trust 319 and Maryland Trust 127:

We consent to the use of our report dated August 21, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
August 21, 2002